                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                       Jurisdiction of
Name                                                   Organization
----                                                   ------------
Logical Services Incorporated                          California

Methuen Acquisition Corp.                              Delaware

Smartflex Fremont Inc.                                 Delaware

Smartflex New Jersey  Inc.                             Delaware

Smartflex Singapore Pte. Ltd.                          Singapore

Smartflex Systems de Mexico, S.A. de C.V.              Mexico

Smartflex Systems de Guadalajara S.A. de C.V.          Mexico

Smartflex Systems Philippines Inc.                     Philippines